UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 17, 2015

CONSUMER PORTFOLIO SERVICES, INC.
(Exact Name of Registrant as Specified in Charter)

CALIFORNIA	1-11416	33-0459135
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3800 Howard Hughes Pkwy, Ste 1400, Las Vegas, NV 89169
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (949) 753-6800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 ITEM 1.01.   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On April 17, 2015, Consumer Portfolio Services, Inc. ("CPS" or the "Company") and its wholly-owned subsidiary Page Six Funding LLC  (the “Borrower”) entered into a two-year revolving credit agreement (the "Credit Agreement") and related agreements with Fortress Credit Co LLC (the “Lender”), and with others. Loans under the Credit Agreement are to be secured by automobile receivables that CPS now holds or may purchase in the future from dealers, which receivables CPS would then sell or contribute to the Borrower.

Under the Credit Agreement, and subject to its terms and conditions, the Lender has agreed to lend from time to time prior to the funding termination date up to a maximum of $100 million to be outstanding at any time.  The amount that may be advanced under the Credit Agreement will be up to 88% of the principal amount of eligible pledged receivables.  The maximum advance percentage is dependent on characteristics of the pledged receivables and on performance of receivables purchased by CPS within the preceding three years, as to which there can be no assurance.  The funding termination date is April 17, 2017, or earlier upon the occurrence of defined funding termination events. At the option of the Borrower, loans outstanding at the funding termination date may remain outstanding for an additional two-year amortization period, following which the amounts then outstanding will be due and payable.  The amounts outstanding could become due at an earlier date, if any of certain defined events of default were to occur.

Loans under the Credit Agreement bear interest at a floating rate equal to one-month LIBOR plus 5.50%, but in all events no less than 6.50% per year. In connection with the Credit Agreement, CPS has paid a closing fee of $1,000,000 to the Lender.

The Borrower had since December 2010 been party to similar agreements with an affiliate of the Lender, with Goldman Sachs Bank USA, and others. All amounts outstanding under those prior agreements (consisting of fees only) were paid on April 17, 2015, and those prior agreements were then terminated.

CPS disclaims any implication that the agreements described in this report are other than agreements entered into in the ordinary course of CPS's business.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information provided in response to item 1.01 is incorporated herein by reference.

CPS has not yet incurred indebtedness under the revolving credit agreement. CPS intends to incur indebtedness from time to time as it purchases motor vehicle receivables from dealers.  CPS does not undertake to provide updates regarding the amount of indebtedness outstanding from time to time, and no inference should be drawn that such indebtedness has not changed.

ITEM 9.01                        FINANCIAL STATEMENTS AND EXHIBITS.

Three exhibits are filed with this report.

10.61	Revolving Credit Agreement dated April 17, 2015
10.62	Receivables Purchase Agreement dated April 17, 2015
99.1	News Release dated April 23, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CONSUMER PORTFOLIO SERVICES, INC.

Dated: April 23, 2015	By:	/s/ JEFFREY P. FRITZ
Jeffrey P. Fritz Executive Vice President and Chief Financial Officer Signing on behalf of the registrant